 Exhibit 23.5
CONSENT

Pursuant to Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named in the Registration Statement on Form S-1 of HF Enterprises Inc. (the “Company”) as a person about to become a director of the Company.

Date: December 23, 2019	By:	/s/ John Thatch
John Thatch